UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2017

ALPHATEC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real, Carlsbad, CA		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 431-9286

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 6, 2017, Jeffrey G. Black was appointed the Executive Vice President & Chief Financial Officer of Alphatec Holdings, Inc. (the “Company”) and Alphatec Spine Inc.

Mr. Black, age 48, most recently served as the Chief Financial Officer of Applied Proteomics, Inc., a company that develops novel, non-invasive diagnostics using a proteomics-based platform, since September 2015. Prior to that, Mr. Black was the Chief Financial Officer of AltheaDx, Inc., a molecular diagnostics company specializing in pharmacogenetic testing, from April 2014 to September 2015. Mr. Black served as Chief Financial Officer of Verenium Corporation, a biotechnology company focused on the development and commercialization of high-performance enzymes for use in industrial processes, from March 2011 until its acquisition by BASF Corporation in December 2013, and as Chief Accounting Officer of Verenium Corporation from 2005 to March 2011. From 2003 to 2005, Mr. Black served as Executive Director of Accounting and Corporate Controller of Ionis Pharmaceuticals, Inc. (formerly Isis Pharmaceuticals, Inc.). From 2000 to 2003, Mr. Black was a Principal and Interim Financial Executive of Regent Pacific Management Corporation, a financial advisory firm through which he served as Vice President of Finance and Corporate Controller of Clarent Corporation, and Vice President and Corporate Controller of Accelerated Networks, Inc., both telecommunications technology companies. Mr. Black is a certified public accountant (inactive) and began his career with Ernst & Young LLP. Mr. Black currently serves on the board of directors of Cellana, Inc., a privately held biotechnology company. Mr. Black holds a Bachelor’s degree in business from the University of Arizona.

Dennis Nelson, the Company’s Vice President, Finance and Corporate Controller, will continue to serve as the Company’s principal financial and accounting officer for filings under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the date the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which filing will be made later this month. Following such filing, Mr. Black will begin to serve as the Company’s principal financial and accounting officer, replacing Mr. Nelson in such capacities.

There are no family relationships between Mr. Black and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, the Company entered into an employment letter agreement with Mr. Black, effective as of March 6, 2017, setting forth Mr. Black’s compensation and certain other terms. Mr. Black’s employment is at-will. Pursuant to his employment letter agreement, Mr. Black will be paid an annual base salary of $350,000 and he will be eligible to receive an annual target cash bonus equal to 70% of his annual base salary upon the Company’s and his achievement of goals to be established by the Company’s Board of Directors (the “Board”) and Chief Executive Officer each fiscal year. Mr. Black is also entitled to participate in all of the Company’s benefits programs available to management employees and to receive reimbursement of reasonable expenses he incurs in connection with his service to the Company.

Pursuant to the employment letter agreement, in connection with the commencement of his employment on March 6, 2017, Mr. Black will receive restricted stock units (“RSUs”) covering 75,000 shares of the Company’s common stock (with the grant of such RSUs made subject to, and effective on, the date on which the Company files a Registration Statement on Form S-8 registering the shares of common stock issuable upon settlement of the RSUs, which filing is expected to occur later this month) and stock options to purchase up to 75,000 shares of the Company’s common stock as “employment inducement” awards, each under the Company’s 2016 Employment Inducement Award Plan (as amended, the “Inducement Plan”), for which the Board approved an amendment in order to increase the shares reserved thereunder by 600,000 shares to 1,550,000 shares, effective February 21, 2017. Such awards were granted to Mr. Black as a material inducement to his entering into employment with the Company, pursuant to NASDAQ rules. The RSUs will vest in equal installments on each of the first four anniversaries of Mr. Black’s first date of employment, subject to Mr. Black’s continued service with the Company through the applicable vesting date. The stock options will have an exercise price equal to the closing price of the Company’s common stock on the date of grant and will vest over four years, with 25% of the options vesting on the first anniversary of the date of grant and the remainder of the options vesting monthly over the subsequent three years, subject to Mr. Black’s continued service with the Company through the applicable vesting date. In addition, the RSUs and the stock options will fully vest upon a change in control (as defined in the Inducement Plan) of the Company.

The Company and Mr. Black also entered into a severance agreement and a change in control agreement, each effective March 6, 2017. The severance agreement provides that in the event Mr. Black’s employment is terminated without cause, he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company and certain other conditions: (a) the payment of cash severance in a lump sum equal to one times his regular annual base salary; (b) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) the post-termination exercise period for any vested stock options held by Mr. Black at the date of termination will be extended through the later of (i) 90 days after his date of termination or (ii) the remaining term of such awards.

Under the change in control agreement, in the event Mr. Black’s employment is terminated without cause or for good reason (as defined in the agreement), and such termination occurs within 24 months following a change in control (as defined in the agreement), he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company: (a) the payment of cash severance in a lump sum equal to the sum of (x) one times his regular annual base salary, and (y) the greater of (i) his annual target bonus in effect in the calendar year in which the termination of employment occurs or (ii) the highest annual bonus paid to Mr. Black of the three bonuses paid to him prior to his termination; (b) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs, up to a maximum of 6 months) of the highest grant date fair value of any long-term incentive award (cash and/or equity-based) granted to Mr. Black in the three calendar year period prior to the calendar year in which the termination date occurs; (c) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs) of the greater of (x) the annual target bonus in effect in the calendar year in which the termination of employment occurs or (y) the highest annual bonus paid to Mr. Black of the three bonuses paid to him prior to his termination; (d) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 12 months; (e) all of his outstanding equity awards will vest (with any performance awards vesting as set forth in the applicable award agreements); and (f) the post-termination exercise period for any vested stock options held by Mr. Black at the date of termination will be extended through the later of (x) 24 months after his date of termination or (y) the remaining term of such awards (provided that if his stock options are terminated or cashed-out in connection with a change in control, he shall receive a lump sum cash payment equal to the time value of such stock options (i.e., as determined under the Black-Scholes method) inclusive of the economic value for the extended post-termination exercise period.

The foregoing description of the employment letter agreement, severance agreement, and change in control agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2017.

On March 6, 2017, the Company issued a press release announcing Mr. Black’s appointment, which is attached hereto as Exhibit 99.1. The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly provided by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC. (Registrant)

Date: March 6, 2017	/s/ Craig Hunsaker, Esq.
Craig Hunsaker, Esq.
Executive Vice President, People & Culture and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 6, 2017